SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        December 5, 1997

                    Fidelity Bankshares, Inc.
     (Exact name of registrant as specified in its charter)

       Delaware            0-29040            65-0717085
  (State or other)  (Commission File No.)  (I.R.S. Employer)
  jurisdiction of                          Identification No.)
   incorporation)

       Registrant's telephone number, including area code:
                         (561) 659-6600



                         Not Applicable
  (Former name or former address, if changed since last report)

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Item 2.   Acquisition or Disposition of Assets.

     On December 5, 1997, Fidelity Bankshares, Inc. (the "Registrant") completed its acquisition of BankBoynton, a Federal Savings Bank ("BankBoynton"). As part of this acquisition, BankBoynton merged with and into Fidelity Federal Savings Bank of Florida, the Registrant's wholly-owned subsidiary, and shareholders of BankBoynton received $9.00 for each share of BankBoynton Common Stock issued and outstanding. The total purchase price was approximately $5.6 million.

     At December 5, 1997, the assets of BankBoynton totaled approximately $54.7 million, deposits totaled approximately $41.7 million and stockholders' equity totaled approximately $3.1 million. For further information see Exhibit 99.1.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              FIDELITY BANKSHARES, INC.


DATE: December 8, 1997        By:  /s/ Richard D. Aldred
                                   ------------------------------
                                   Executive Vice President and
                                     Chief Financial Officer

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